Nationwide Personal IncomeSM Annuity New York

Application for

Individual Modified Single Premium Deferred Variable Annuity

Minimum Initial Purchase Payment of $50,000

Nationwide Life Insurance Company

PO Box 182021, Columbus, OH 43218-2021 • Phone: 800-848-6331

Express Mail: 1-LC-F4, 1 Nationwide Plaza, Columbus, OH 43215-2239

Please submit all pages of the application.

1. Parties to the Contract (Please print)

1a. Contract Owner

Name (First, MI, Last):

Employer/Trust Name (if applicable):

(Additional forms required)

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Street:

City:	State:	ZIP:

Email:	Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1b. Joint/Contingent Owner

Check one box only:	☐ Joint Owner (Available only with Non-Qualified Contracts.)
☐ Contingent Owner (Available only with Non-Qualified Contracts.)

Name (First, MI, Last):

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1c. Annuitant	Complete only if different from Contract Owner or if Contract Owner is a non-natural owner or a Trust. (Annuitant must be age 80 or younger.) NOTE: For qualified contracts, the Contract Owner and Annuitant must be the same person.

Name (First, MI, Last):

Relationship to Contract Owner:

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

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1. Parties to the Contract (continued)

1d.

Spousal Protection/Co-Annuitant No added charge, part of the Death Benefit. Must be age 80 or younger. With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in Section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.

☐ Same as Joint Owner

Name (First, MI, Last):

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

1e. Contingent Annuitant (Must be age 80 or younger.)

Name (First, MI, Last):

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

1f.

Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

If you elected Spousal Protection/Co-Annuitant in Section 1d., both spouses will automatically be sole Primary Beneficiaries. Instead, only provide your Contingent Beneficiaries.

By designating your spouse as a Primary Beneficiary AND not completing Spousal Protection/Co-Annuitant (section 1d.), Nationwide will automatically add the Spousal Protection feature.

Primary Beneficiaries Allocations must equal 100%.  ☐ Pay all Primary Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form.

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1. Parties to the Contract (continued)

Contingent Beneficiaries Allocations must equal 100%. ☐ Pay all Contingent Beneficiaries equally

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

Legal Name (First, MI, Last):

Relationship to Annuitant:	Allocation (whole % only):	%

Birth Date:	Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as owner or fill out address below

Street:

City:	State:	ZIP:

Email:	Phone Number:

If more than two Beneficiaries, list additional names on the Additional Beneficiaries form.

2. Contract Information

2a. Contract Type Must specify by checking a box.

☐ Non-Qualified ☐ Non Naturally Owned Non-Qualified*

☐ Traditional IRA – Tax Year:

☐ Roth IRA – Tax Year: Tax Year Roth IRA started:

☐ SIMPLE IRA* ☐ SEP IRA*

*Additional forms required.

2b. Purchase Payment

Approximate Amount: $ ($50,000 initial minimum.)

Payment Submitted Via: ☐ Check ☐ Wire ☐ 1035(a) Exchange* ☐ Transfer/Rollover*

Source of Funds:

*Additional forms required.

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3. Living Benefits (If electing Joint Option complete Section 3a.)

All contracts automatically include the Nationwide Retirement Income Rider. There is a charge for the Nationwide Retirement Income Rider, and this rider is irrevocable. A Joint option is also available at no additional charge. Election of the Joint Option may result in lower Lifetime Withdrawal Percentages. Consult your Prospectus.

Surrenders and withdrawals may impact the benefit of a Living Benefit.

3a.  Joint Option

   By electing the Joint Option, you are accepting lower Lifetime Withdrawal Percentages. See your prospectus for additional information. You are also naming your spouse as a Joint Determining Life. This benefit will allow the income from your Living Benefit to continue to the Joint Determining Life after the death of the Determining Life. Please note that the Lifetime Income Percentage will be based on the age of the younger spouse. The Determining Life and Joint Determining Life will be named as sole Primary Beneficiaries. When the Contract Owner named in section 1a. is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.

   Joint Determining Life must be between the ages of 50 and 80. If you are electing the Joint Option, you must complete the Co-Annuitant information in section 1d. as the Joint Determining Life.

☐ Joint Option

3b. Living Benefits: When do you anticipate beginning Lifetime Income Withdrawals?

The Determining Life, or if the Joint Option is elected, the younger of the Determining Life or Joint Determining Life, must be age 59 1⁄2 or older to begin Lifetime Withdrawals.

☐ Immediately
☐ In years
☐ Not sure NOTE: When you choose to begin Lifetime Income Withdrawals, you must complete the Lifetime Income Administrative form.

4. Standard Death Benefit

All contracts automatically include the standard death benefit (Return of Premium). The standard death benefit also includes a Spousal Protection feature. Both benefits are available at no additional charge. If Section 1d. is completed, the Spousal Protection feature will be included automatically. One or both spouses must be named as the Contract Owner and must be age 80 or younger at the time of issue. Both Spouses must be named as beneficiaries.

5. Investment Option(s)

Currently, this contract only offers a single investment option for direct allocation. By signing this application, I acknowledge and understand that I am electing to be 100% allocated to the following underlying fund:

Fidelity VIP Funds Manager 60% Fund

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6. Contract Owner Signatures and Authorizations

6a. Replacement Information

☐ Yes	☐ No	Do you have existing life insurance or annuity Contracts?
☐ Yes	☐ No	Is the applied for Contract intended to replace, discontinue or change any existing life insurance or annuity contracts?

Please complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Definition of Replacement form. If you answered “yes” to EITHER questions above, please complete the Nationwide Life Insurance Company New York Regulation 60 Annuity Insurance Replacement Packet and submit the first stage Regulation 60 paperwork prior to completing the application.

6b. Acknowledgements, Disclosure and Signatures

   I acknowledge that I have received and understand the current prospectus for this variable annuity Contract, and that by signing this application I understand and acknowledge the following:

   Annuity payments, Death Benefits, Surrender Values, and other Contract Values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

•  Total cumulative Purchase Payments under the Contract and any other annuity contract issued by Nationwide with the same Contract Owner, Joint Owner, Annuitant, Co-Annuitant, Determining Life and/or Joint Determining Life if applicable, may not exceed $1,000,000 unless Nationwide agrees in writing to accept Purchase Payments exceeding $1,000,000. Any excess amount not accepted will be returned to the Contract Owner. For Contracts with Living Benefits, Nationwide reserves the right to restrict subsequent Purchase Payments.

•  I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

•  I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

   When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

The Application is attached to and made part of the Contract.

Contract Owner Signature:

Joint Contract Owner Signature (if any):

State In Which Application Was Signed:	Date:

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7. Primary Registered Representative Information
7a. Primary Registered Representative Replacement Information

☐ Yes	☐ No	Are you aware of any existing annuities or insurance owned by the applicant?

☐ Yes	☐ No	Is the applied Contract intended to replace, discontinue or change any existing life insurance or annuity contracts?

7b. Primary Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City:	State:	ZIP:

Phone Number:

Email:

Firm Name:

SSN:            (Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:	Date:

Principal’s Signature:	Date:
(If required)

8. Additional Registered Representative Information
8a. Additional Registered Representative Replacement Information

☐ Yes	☐ No	Are you aware of any existing annuities or insurance owned by the applicant?
☐ Yes	☐ No	Is the applied Contract intended to replace, discontinue or change any existing life insurance or annuity contracts?

8b. Additional Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City:	State:	ZIP:

Phone Number:

Email:

Firm Name:

SSN:            (Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:	Date:

Principal’s Signature:	Date:
(If required)

Nationwide Personal Income Annuity is a service mark of Nationwide Mutual Insurance Company.

Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2023 Nationwide

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